AVX CORPORATION

2014 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

Amendment 1 - May 2016

1.  Adoption and Purpose.  The AVX Corporation (the "Company") hereby adopts the 2014 AVX Corporation Non-Employee Directors' Stock Option Plan (the "Plan") to secure for the Company and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors (the "Board") of the Company who are not employees of the Company or any of its subsidiaries (a "Non-Employee Director").

2.  Administration.  The Plan shall be administered by the Board. The Plan shall be governed by and construed in accordance with the laws of Delaware. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock options made under the Plan (the "Options") and the power to determine the restrictions, if any, on the ability of participants to earn-out and to dispose of any stock issued in connection with the exercise of any Options granted pursuant to the Plan.  The Board shall, subject to the provisions of the Plan, have the power to interpret the Plan and to prescribe, amend and rescind rules and regulations for the administration of the Plan as it may deem desirable.  Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive.  The Board may authorize any one or more of their number (each, a "Director") or the Secretary or any other Corporate Officer of the Company to execute and deliver documents on behalf of the Board.  The Board hereby authorizes the Secretary to execute and deliver all documents to be delivered by the Board pursuant to the Plan.  No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

3.  Shares Subject to Plan.  The stock which may be issued and sold under the Plan will be the Common Stock (par value $0.01 per share) of the Company.  The total amount of stock for which Options may be granted under the Plan shall not exceed 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 6 below.  The stock to be issued may be either authorized and unissued shares, shares held by the Company in its treasury, or Common Stock purchased on the open market.  Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an Option granted under the Plan may be reoffered under the Plan.

4.  Participants.  Each Non-Employee Director shall be eligible to receive Options in accordance with Section 5 below.

5.  Terms and Conditions of Options.  Each Option granted under the Plan shall comply with the following terms and conditions:

(a)  The Option exercise price shall be the "Fair Market Value" of the Common Stock shares subject to such Option on the date the Option is granted, which shall be the closing sales prices of a share of Common Stock on the date of grant (or, if not a trading day, on the last preceding trading day) as reported on the New York Stock Exchange Composite Transactions Tape or, if not listed on the New York Stock Exchange, the principal stock exchange or the NASDAQ National Market on which the Common Stock is then listed or traded; provided, however, that if the Common Stock is not so listed or traded then the Fair Market Value shall be determined in good faith by the Board.

(b)  Each Non-Employee Director may also be granted Options from time to time upon prior approval by the full Board.

(c)  No Option or any part of an Option shall be exercisable:

(i)  after the expiration of ten years from the date the Option was granted,

(ii)  unless notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise; such payment shall be made

(A)  in cash or by check,

(B)  by tendering to the Company Common Stock shares owned by the person exercising the Option and having a Fair Market Value equal to the cash exercise price applicable to such Option, it being understood that the Board shall determine acceptable methods for tendering Common Stock shares and may impose such conditions on the use of Common Stock shares to exercise Options as it deems appropriate, or

(C)  by a combination of cash or check and Common Stock shares as aforesaid; or

(D)  by additional methods as may be authorized by the Board in it sole discretion (including "cashless exercise" arrangements); and

(iii)  unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Director of the Company, except that if such person shall cease to be such a Director by reason of Retirement (as defined below), Incapacity (as defined below) or death while holding an Option that has not expired and has not been fully exercised, such person, or in the case of death, the executors, administrators, or distributees, as the case may be, may at any time after the date such person ceased to be such a Director (but subject to the provisions of subparagraph 5(d) below in no event after the Option has expired under the provisions of subparagraph 5(c)(i) above) exercise the Option (to the extent exercisable by the Director on the date he ceased to be a Director)

with respect to any shares of Common Stock as to which such person has not exercised the Option on the date the person ceased to be such a Director.

If any person who has ceased to be a Director for any reason other than death, shall die holding an Option that has not expired and has not been fully exercised, such person's executors, administrators, or distributees, as the case may be, may exercise the Option (to the extent vested and exercisable by the decedent on his date of death) provided that in no event may the Option be exercised after it has expired pursuant to subparagraph 5(c)(i) above.

In the event any Option is exercised by the executors, administrators, legatees, or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.

(d)  One-third of the total number of shares of Common Stock covered by all Options shall become exercisable beginning with the first anniversary date of the grant of the Option; thereafter an additional one-third of the total number of shares of Common Stock covered by the Option shall become exercisable on each subsequent anniversary date of the grant of the Option until on the third anniversary date of the grant of the Option the total number of shares of Common Stock covered by the Option shall become exercisable.  In the event the Non-Employee Director ceases to be a Director by reason of Retirement, Incapacity or death, the total number of shares of Common Stock covered by the Option shall thereupon become exercisable. Such exercisable options must be exercised prior to the earlier of (i) one year after the date of such Retirement, Incapacity or death or (ii) the date of their original expiration.

(e)  Options granted to a person shall automatically be forfeited by such person if such person shall cease to be a Director for reasons other than Retirement, Incapacity or death.

(f)  As used in this Section 5, the term "Retirement" means the termination of a Director's service on the Board pursuant to resignation from the Board or not standing for reelection with the approval of the Board; provided, however, that "Retirement" shall not include any termination of service resulting from an act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, by such Director.  The determination of whether termination results from any such act shall be made by the Board, whose determination shall be conclusive.

(g)  As used in this Section 5, the term "Incapacity" means any material physical, mental or other disability rendering the Director incapable of substantially performing his or her services hereunder that is not cured within 180 days of the first occurrence of such incapacity.  In the event of any dispute between the Company and the Director as to whether he or she is incapacitated as defined herein, the determination of whether the

Director is so incapacitated shall be made by an independent physician selected by the Board and the decision of such physician shall be binding upon the Company and the Director.

(h)  Notification of the grant of an option shall be issued to the Director. Such notification shall include the vesting schedule, the term of the option and any additional rules or exercise rights specific to the grant.

6.  Adjustment in the Event of Certain Changes in Stock.

(a)  If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to common stockholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for options, the number of such shares covered by outstanding options, and the price per share of such options shall be proportionately adjusted by the Board to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  Without limiting the foregoing, in the event of a subdivision of the outstanding shares of Common Stock (stock-split), a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding shares of Common Stock into a lesser number of shares, the authorization limit under Section 3 and the award amounts under Section 5 shall automatically be adjusted proportionately, and the shares of Common Stock then subject to each option shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

(b)  In the event of change in the Common Stock of the Company as presently constituted, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(c)  In the event of a reorganization, recapitalization, merger, consolidation, acquisition of property or stock, extraordinary dividend or distribution (other than as covered by Section 6(a) hereof), separation or liquidation of the Company, or any other event similarly affecting the Company, the Board shall have the right, but not the obligation, notwithstanding anything to the contrary in this Plan, to provide that outstanding options granted under this Plan shall (i) be canceled in respect of a cash payment or the payment of securities or property, or any combination thereof, with a per share value determined by the Board in good faith to be equal to the value received by the stockholders of the Company in such event in the respect of each share of Common Stock, with appropriate deductions of exercise prices, or (ii) be adjusted to represent options to receive cash, securities, property, or any combination thereof, with a per share value determined by the Board in good faith to be equal to the value received by the stockholders of the Company in such event in respect of each share of Common Stock, at such exercise prices as the Board in its discretion may determine is appropriate.

(d)  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

7.  Nonexclusive Plan.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

8.  Nonassignability.  Options may be transferred by gift to any member of the optionee's immediate family or to a trust for the benefit of one or more of such immediate family members, by the laws of descent and distribution, or as otherwise permitted by the Board.  During a Director's lifetime, options granted to a Director may be exercised only by the Director or by his or her guardian or legal representative or his or her permitted transferee.

9.  Amendment or Discontinuance.  The Plan may be amended or discontinued by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (a) materially increase (except as provided in Section 6 hereof) the maximum number of shares of Common Stock for which Options may be granted under the Plan, (b) materially expand the class of persons eligible to participate in the Plan, (c) expand the types of awards available under the Plan, (d) otherwise materially increase the benefits to participants under the Plan, or (e) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the principal stock exchange or the NASDAQ National Market on which the Common Stock is then listed or traded.

10.  Options Previously Granted.  At any time and from time to time, the Board may amend, modify or terminate any outstanding Option without approval of the optionee; provided, however:

(a)  Such amendment, modification or termination shall not, without the optionee's consent, reduce or diminish the value of such Option determined as if the Option had been exercised on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise price of such Option);

(b)  The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c)  Except as otherwise provided in Section 6, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)  No termination, amendment, or modification of the Plan shall adversely affect any Option previously granted under the Plan, without the written consent of the optionee affected thereby.  An outstanding option shall not be deemed to be "adversely affected" by a Plan amendment if such amendment would not reduce or diminish the value of such Option determined as if the Option had been exercised on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise price of such Option).

11.  Effect of Plan.  Neither the adoption of the Plan nor any action of the Board shall be deemed to give any Non-Employee Director any right to be granted an option to purchase Common Stock or any other rights except as may be evidenced in a valid resolution, action, or minutes of the Committee, or by a stock option agreement or notice, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

12.  Term.  Unless sooner terminated by action of the Board, this Plan will terminate on August 1, 2024.  The Board may not grant Options under the Plan after that date, but Options granted through that date will continue to be effective in accordance with their terms.

13.  Effectiveness; Approval of Stockholders.  The Plan shall take effect upon its adoption by the Board, but its effectiveness and the exercise of any options shall be subject to the approval of the holders of a majority of the voting shares of the Company, which approval must occur within twelve months after the date on which the Plan is adopted by the Board.

14.  Withholding Taxes.  The Company shall have the authority and the right to deduct or withhold, or require an optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  If shares of Common Stock are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such shares must have been held by the participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the option.  With respect to withholding required upon any taxable event under the Plan, the Board may require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the option shares of Common Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Board may establish.